EXHIBIT 23.5

     I, Stephen N. Kaplan, hereby consent to being named in the Form S-1 of ImageMAX, Inc., as a director of ImageMAX, Inc., to be elected upon completion of the Offering, and the disclosures relating thereto.

                                         /s /  Stephen N. Kaplan
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                                         Stephen N. Kaplan